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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
NaviSite, Inc.

We consent to the incorporation by reference in registration statements Nos. 333-111165, 333-89987, 333-67786, 333-67774, 333-56454, 333-56452, and 333-56478
on Form S-8 of NaviSite, Inc. of our report dated June 10, 2004 on the consolidated balance sheet of Surebridge, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year ended December 31, 2003, which report appears in the Form 8-K filed by NaviSite, Inc. dated June 10, 2004.

/s/ KPMG LLP

Providence, Rhode Island
June 10, 2004